EXHIBIT 99.4

                                 CERTIFICATION


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                                  CERTIFICATION


         I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY FIRST ROBINSON SAVINGS AND LOAN, F.A., OR BY THE FEDERAL GOVERNMENT.

         If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Central Regional Director, Ronald N. Karr, at (312) 917-5000.

         I further certify that, before purchasing the common stock par value $0.01 of First Robinson Financial Corporation, the proposed holding company for First Robinson Savings and Loan, F.A. (the "Association"), I received a prospectus dated ___________, 1997 (the "Prospectus").

         The Prospectus that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, but not limited to: the Association's low return of equity; difficulty in fully leveraging capital; interest rate risk exposure; potential delay in completion or denial of bank conversion; risks related to commercial business and consumer lending; geographical concentration of loans; ESOP compensation expense; regulatory oversight; absence of active market for common stock; takeover defensive provisions; voting control of shares by the board, management and employee plans; risk of delayed offering.

         For a more detailed description of the risks involved in the offering, see "Risk Factors" at pages __ through __ of the Prospectus.

         In addition, the certificate of incorporation of the Company requires a vote of 80% of stockholders to remove directors, to approve certain business combinations or to amend the certificate of incorporation, which may have the effect of discouraging a future takeover attempt of the Company. For additional information, see pages ___ through ___ of the Prospectus.



NOTE: If the stock is to be held jointly,      Signature:_______________________
      both parties must sign.

                                               Signature:_______________________


                                               Date:____________________________